Confidential Treatment Request by RCN Corporation

FIRST AMENDMENT TO DARK FIBER IRU AGREEMENT

This First Amendment to Dark Fiber IRU Agreement ("Amendment") is between MCImetro Access Transmission Services of Massachusetts, Inc. ("MCI”), as successor-in-interest to Metropolitan Fiber Systems/McCourt, Inc., and RCN Telecom Services, Inc. ("RCN”),as successor-in-interest to RCN Telecom Services of Massachusetts, Inc.

WHEREAS, the predecessors of MCI and RCN entered into a Dark Fiber IRU Agreement dated May 8, 1997 (the "Agreement"); and

WHEREAS, pursuant to the Proposed Final Judgment, defined below, MCI and RCN have entered into an Amended and Restated Master IRU Agreement, as amended, for the Boston-Worcester Metropolitan Statistical Area, which is subject to approval by the United States Department of Justice, as described below (“DOJ IRU”); and

WHEREAS, RCN must use some of the Dedicated Fibers and the WorldCom Laterals, as both are defined in the Agreement, in conjunction with the DOJ IRU; and

WHEREAS, RCN hereby elects to renew the Agreement for five years pursuant to the option to extend, as set forth in Section 25.b. of the Agreement (“Renewal Term”); and

WHEREAS, MCI has agreed to accept a one-time payment for such extension, which will include the Recurring Charges and Maintenance Costs;

NOW THEREFORE, in consideration of the terms set forth in this Amendment, MCI and RCN agree as follows:

1.    Definitions.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them by the Agreement or by the DOJ IRU.

2.    Term.  Section 11 of the Agreement is revised to read as follows:

11.  Term. The "Term" is hereby defined as being the period which commences on the date of this Agreement and which ends on January 1, 2012 unless earlier terminated pursuant to the terms of this Agreement.

3.    Renewal Fee.  In consideration for the extension of the Agreement for five (5) years, RCN hereby agrees to pay to MCI the sum of Ù ($Ù) as a one-time fee for the entire Renewal Term (“Renewal Fee”). The Renewal Fee shall also include the payment of RCN's obligations pursuant to Sections 18.b.(i) and (ii) of the Agreement for the Renewal Term, and RCN shall not have any additional obligation for Sections 18.b.(i) and (ii) beyond the Renewal Fee. The obligations in Section 18.b.(iii) of the Agreement shall remain part of the Agreement. The Renewal Fee shall be paid to MCI within thirty (30) days after the date of an invoice from MCI for such fee.

4.    Limited Exception to Restrictions. Notwithstanding the restrictions set out in Sections 12, 14 and 18.a. of the Agreement, in addition to any permitted uses in the Agreement, RCN may use the Dedicated Fibers and WorldCom Laterals for the limited purpose of connecting RCN's network to the Dark Fiber Facilities, as defined in the DOJ IRU. Such use shall only encompass traffic originating from or terminating at the buildings set out in Exhibit A-1 of the DOJ IRU.

Ù	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Request by RCN Corporation

5.    Effective Date of Amendment. This Amendment shall not become effective until all three of the following conditions are met: (a) the receipt of the Renewal Fee by MCI; (b) entry by the United States District Court of the proposed Final Judgment filed in United States v. Verizon Communications Inc. and MCI, Inc., United States District Court for the District of Columbia, Case No. 1 :05CV02 103 (the “Proposed Final Judgment”); and (c) approval by the United States Department of Justice (“DOJ”) of RCN as the acquirer of the Divestiture Assets identified in the Proposed Final Judgment for the Portland, Boston-Worchester, and Richmond Metropolitan Statistical Areas (the “MSAs”). In the event that 5(a), above, occurs but that either 5(b) or 5(c), above, does not occur, then RCN shall have sixty (60) days from the date that the Court denies the Proposed Final Judgment or DOJ provides notice that it does not approve RCN as the acquirer of the Divestiture Assets in the MSAs, whichever is earlier, to pay Verizon an additional Ù ($Ù) (the “Additional Renewal Fee”) to make this Amendment effective. If RCN fails to pay the Additional Renewal Fee within such time period but has paid the Renewal Fee to Verizon, then RCN shall have an additional twelve (12) months (the “Migration Period”) to use the Dedicated Fibers and WorldCom Laterals under the Agreement, and Verizon shall reimburse RCN the difference between the Renewal Fee paid by RCN and a pro rata portion of the Renewal Fee plus the Additional Renewal Fee (the “Original Renewal Fee,” which is Ù ($Ù)) from January 1, 2007 until the end of the Migration Period. By way of example, if DOJ provides notice that it does not approve RCN as a purchaser of the Divestiture Assets for the MSAs on January 11, 2007, then RCN has until March 12, 2007 to pay the Additional Renewal Fee. If RCN does not pay the Additional Renewal Fee but has paid the Renewal Fee, then the Migration Period will end on March 12, 2008 and Verizon will reimburse RCN $Ù, which is the Renewal Fee paid by RCN ($Ù) minus the pro rata portion of the Original Renewal Fee (the pro rata portion being $Ù, which is calculated as follows: $Ù (Original Renewal Fee) divided by 5 years, further divided by 365 days, then multiplied by 436 days (the period from January 1, 2007 to the end of the Migration Period)). At the end of the Migration Period (if applicable), RCN shall not have any rights to use nor any rights related to or associated with the Dedicated Fibers and WorldCom Laterals under the Agreement.

6.    Savings Provision. Except as expressly provided herein, the Agreement shall remain in full force and effect as originally written.

7.    Notices. The notices required or permitted by the Agreement shall be delivered in accordance with the provisions of Section 31of the Agreement to the following address(es) or such other addresses as the applicable party may specify by notice provided in accordance with Section 31 of the Agreement:

If to MCI:	MCImetro Access Transmission
Services of Massachusetts, Inc.
Attn: Group Manager
Department 63353/107
2400 N. Glenville Dr.
Richardson, TX 75082

Ù	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.

Confidential Treatment Request by RCN Corporation

with a copy to:	MCImetro Access Transmission
Services of Massachusetts, Inc.
Attn: Legal Department
2400 N. Glenville Dr.
Richardson, TX 75082

If to RCN:	RCN Telecom Services
196 Van Buren Street
Herndon, VA 20170
ATTN:

with a copy to:	RCN Telecom Services
196 Van Buren Street
Herndon, VA 20170
ATTN: General Counsel

8.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above by their duly authorized representatives.

MCImetro ACCESS TRANSMISSION SERVICES OF MASSACHUSETTS, INC.		RCN TELECOM SERVICES, INC.

Name:	Joseph C. Cook	Name:	Michael T. Sicoli
Title:	Vice President	Title:	EVP & CFO
Date:	November 28, 2006	Date:	November 27, 2006